Exhibit 10.12

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

FIRST AMENDMENT AGREEMENT

This FIRST AMENDMENT AGREEMENT (the “Amendment”) is entered this August 2, 2006 (the “First Amendment Date”) by Arius Two, Inc. (“Arius Two”) and Arius Pharmaceuticals, Inc. (“Arius”).

WHEREAS, Arius and Arius Two are parties to that certain BEMA License Agreement, dated August 2, 2006, (the “License”);

WHEREAS, Arius and BioDelivery Sciences International, Inc. (“Parent”) intend to enter into a licensing agreement with third parties with respect to the Fentanyl Product (as defined in the License);

WHEREAS, Arius currently anticipates that the Fentanyl Product will be the First Product;

WHEREAS, the License does not permit the sublicensing of Arius’ rights thereunder with respect to the First Product to any Third Party (other than CDC IV, LLC (“CDC”));

WHEREAS, Arius Two wishes to enable Arius to obtain development and commercial partners for the Fentanyl Product to ensure Arius complies with the requirements of Section 3.01(e) the License;

WHEREAS, Arius and Parent (with Arius, “BDSI”) intend to grant Meda AB (“Meda”) rights to develop and commercialize the Fentanyl Product in Europe as will be described in a license agreement anticipated to be executed between BDSI and Meda following the execution of this Amendment (such license, the “Meda License”);

WHEREAS, the Meda License requires that Meda’s rights shall survive Arius Two’s termination of Arius’ and CDC’s rights with respect to the Fentanyl Product (such termination of both Arius’ and CDC’s rights, an “Arius Two Termination Event”) (including without limitation rendering an exclusive license non-exclusive), with the Meda License surviving such Arius Two Termination Event and being automatically assigned from BDSI to Arius Two upon such Arius Two Termination Event, in order to permit Meda to continue the undisturbed enjoyment of its rights under the Meda License.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1. Definitions. Any capitalized terms not separately defined in this Amendment shall have the meaning provided in the License.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

2. The definition of Sublicense Revenue is amended in its entirety to read as follows:

“Sublicense Revenue” means

(a) all license fees, sublicense fees, license option payments (whether in relation to the grant or exercise of any license option), milestone payments, and royalties on sales of any Product, BEMA Technology, the Marks and any other kinds of revenue whatsoever received (including value received in the form of securities) by Arius, and/or an Affiliate of Arius, in respect of the grant to Third Parties of sublicenses in the Territory to any Product, or the right to manufacture, sell or distribute any Product in the Territory; provided, however,***.

(b) any net manufacturing profits (defined as revenues from applicable manufacturing less fully-burdened manufacturing and supply costs) realized by Arius, and/or an Affiliate of Arius, on any supply of any Product in the Territory (but excluding any net manufacturing profits considered royalties on the First Product in the Territory);

(c) research and development payments received by Arius, and/or any Affiliate of Arius, in connection with its performance under a development program for any Product in the Territory, where such payments are made other than for reimbursement of costs and expenses incurred by Arius, and/or an Affiliate of Arius, at full-time equivalent rates equal to or below the following (as adjusted annually for percentage increases or decreases in CPI), with the amounts paid above such full-time equivalent rates considered Sublicense Revenue:

(i)	$*** per hour for Vice President level employees and above;

(ii)	$*** per hour for Director level employees;

(iii)	$*** per hour for supervisor level employees;

(iv)	$*** per hour for non-supervisor, laboratory, or regulatory associates;

(v)	actual reasonable market expenses for non-Affiliate consultants.

(d) any amount in excess of fair market value paid by a subscriber for stock of Arius and/or its Affiliates as consideration for the grant of a sublicense in the Territory or right to manufacture, sell or distribute any Product in the Territory (a “Premium Equity Payment”);

(i) where Arius or one of its Affiliates is publicly listed on a recognized stock exchange, the premium paid over the average closing price of such stock of Arius or its Affiliates, for the 30 trading day period immediately prior to any such subscription; or

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

(ii) where Arius, and/or an Affiliate of Arius, is not publicly listed on a recognized stock exchange, the premium paid over the fair market value of such stock as reasonably determined by the board of directors of Arius, and/or an Affiliate of Arius, in good faith and certified in a resolution of such board taking into account ***.

If Arius Two disagrees with ***, and provides written notice thereof to Arius, then the Parties shall attempt to agree on such value in good faith without the use of appraisers. If the Parties are unable to so agree within the 21 days immediately following the giving of such written notice, then each Party shall select an independent, neutral appraiser experienced in the business of evaluating or appraising the market value of stock. The two appraisers so selected (the “Initial Appraisers”) shall appraise the value of the shares purchased by the sublicensee or partner as of the date of such purchase. ***.

3. Section 2.04(a) of the License is hereby amended by inserting the following sentence at the end of the paragraph:

“The parties agree that the Clinical Documentation and Results generated by any sublicensee of Arius with respect to the Territory will be the property of such sublicensee; provided, however, that (i) Arius shall provide Arius Two with copies of all such Clinical Documents and Results in Arius’ possession that relate to the Fentanyl Product upon reasonable advance request and (ii) Arius shall, if and as reasonably requested by Arius Two in writing, use commercially reasonable efforts to obtain any sublicensee’s Clinical Documentation or Results with respect to the Territory not in Arius’ possession and, upon Arius’ receipt thereof, provide such Clinical Documentation and Results to Arius Two.”

4. Section 3.01(b) of the License is hereby amended by deleting the first sentence of Section 3.01(b) in its entirety and replacing it with the following sentence:

“Subject to the terms of this Agreement, Arius shall have the right to grant a sublicense hereunder to an Affiliate or a Third Party; provided, however, that any such sublicense agreement (and any subsequent amendments or revisions thereto) shall be delivered to Arius Two for review and Arius Two’s approval, which approval shall not be unreasonably withheld, prior to its execution, provided that Arius Two shall be deemed to have approved such sublicense agreement if Arius Two does not, within 30 days of receiving an approval request from Arius, provide Arius written notice objecting to such sublicense agreement, detailing Arius Two’s objections; and provided, further, that with respect to the Fentanyl Product, such approval shall be in Arius Two’s sole and absolute discretion.”

5. Section 3.01(e) is hereby amended by:

(a) deleting the second sentence of Section 3.01(e) in its entirety and replacing it with the following two sentences:

“The above notwithstanding, Arius shall, no later than ***; and

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

(b) deleting the phrase “may, subject to the limitations contained below in this Section 3.01(e), upon” in the last sentence of Section 3.01(e) and substituting in lieu thereof the phrase “may, subject to the limitations contained below in this Section 3.01(e) and provided that Arius fails to remedy such breach within *** days from receipt of written notice thereof, upon”.

6. Section 3.03(a) of the License is hereby amended by deleting the last sentence of Section 3.03(a) in its entirety and replacing it with the following sentence:

“In the event Arius Two terminates this Agreement pursuant to Sections 13.02 or 13.03 or the License is terminated for any reason, Arius shall grant to Arius Two a non-exclusive, perpetual, irrevocable non-royalty-bearing license, with rights of sublicense, under, to the extent Controlled by Arius, Improvements made by Arius or any sublicensee of Arius and any Patent Rights claiming such Improvements, to use, patent, develop, market, advertise, promote, distribute, offer for sale, sell, export, import, manufacture, and have manufactured BEMA-based Products in the Territory.”

7. Section 5.01(b) of the License is hereby amended by inserting the following at the end of the first sentence thereof:

“, provided that the efforts of any sublicensee of Arius shall be deemed those of Arius for purposes of Arius’ satisfaction of the foregoing obligation.”

8. Section 11.03 of the License is hereby amended in its entirety to read as follows:

“Section 11.03. Marketing Efforts. Arius covenants and agrees that it (or its sublicensees) will obtain all Governmental Approvals necessary to market and sell the Fentanyl Product in such countries in the Territory as are required by Section 3.01(e) and any additional countries in the Territory in which Arius, or its sublicensees, determines they shall, in their sole discretion, seek to sell Products.”

9. Section 11.05 of the License is hereby amended by inserting the following phrase at the end of Section 11.05:

“, provided that, notwithstanding the foregoing, Arius shall only have the obligation to provide such reports made by its sublicensees with respect to the Fentanyl Product within two business days of when such reports are made available to Arius.”

10. The following shall be added as Section 12.11 to the License:

“Section 12.11 Meda License Survival and Assignment. Effective upon the execution of a license agreement to be executed by Arius and Meda AB (“Meda”) on August 2, 2006, granting rights to Meda with respect to the Fentanyl Product in Europe (such license, the “Meda License”), Arius Two agrees that, upon the termination of Arius’ and CDC’s rights with respect to the Fentanyl Product (such termination of both Arius’ and CDC’s rights, an “Arius Two Termination Event”) (including without limitation rendering an exclusive license non-exclusive), the Meda License shall survive such Arius Two Termination Event and, to the extent not imposing obligations in excess of those

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

imposed on Arius Two under the Arius Two License, be automatically assigned from BDSI to Arius Two in order to enable Meda to continue the undisturbed enjoyment of its rights under the Meda License, as contemplated and required by the Meda License. The parties agree that (i) Meda shall be deemed a third party beneficiary of this Section 12.11 for purposes of enforcing this provision and (ii) this Section 12.11 shall not be amended during the term of the Meda License without Meda’s prior written consent, which consent shall not be unreasonably withheld.”

11. Effective Date of this Amendment. This Amendment shall not become effective until CDC, in its capacity as a third-party beneficiary to certain terms and provisions contained in the License, has consented to the changes set forth in this Amendment in a separate written agreement. The failure of CDC to provide such consent shall render this Amendment void ab initio.

12. Amended License to Continue in Full Force and Effect. To the extent that the terms of the License are varied by this Amendment, such variations shall be deemed to be lawfully made amendments to the License pursuant to Section 14.11 thereof. Except as modified by this Amendment, the License shall remain unchanged and in full force and effect.

13. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina, excluding its choice of law provisions.

14. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument. Signatures to the Amendment may be transmitted via facsimile and such signatures shall be deemed to be originals.

[Signature page to follow]

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the First Amendment Date.

ARIUS TWO, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President